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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-A

                           FOR REGISTRATION OF CERTAIN
                         CLASSES OF SECURITIES PURSUANT
                        TO SECTION 12(b) OR 12(g) OF THE
                       THE SECURITIES EXCHANGE ACT OF 1934

                    -----------------------------------------

                           DURA PHARMACEUTICALS, INC.
             (Exact Name of Registrant as Specified in its Charter)


                Delaware                                 95-3645543
   -----------------------------------      ------------------------------------
         (State of incorporation            (I.R.S. Employer Identification No.)
            or organization)

                               7475 LUSK BOULEVARD
                               SAN DIEGO, CA 92121
               (Address of principal executive offices) (Zip Code)


If this form relates to the registration     If this form relates to the registration
of a class of securities pursuant to         of a class of securities pursuant to
Section 12(b) of the Exchange Act and is     Section 12(g) of the Exchange Act and is
effective pursuant to General                effective pursuant to General
Instruction A(c) please check the            Instruction A(d) please check the
following box. / /                           following box. x


Securities Act registration statement to which this form relates:   333-35512

                               -------------------

Securities to be registered pursuant to Section 12(b) of the Act:

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

     Title of Each Class                 Name of Each Exchange on Which
     to be so Registered                 Each Class is to be Registered
     -------------------                 ------------------------------
       Not Applicable                            Not Applicable


Securities to be registered pursuant to Section 12(g) of the Act:

          Warrants to purchase a fraction of a share of common stock, par value $.001 per share
            --------------------------------------------------------
                                (Title of class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.


         This registration statement relates to certain warrants ("Warrants") of Dura Pharmaceuticals, Inc. ("Dura"). A description of such Warrants is contained under the heading "Description of the Warrants" in that certain registration statement on Form S-4 (Registration No. 333-35512) filed with the Securities and Exchange Commission by Dura on April 25, 2000 as amended (the "Registration Statement"), which Registration Statement is hereby incorporated by reference. In addition, the form of prospectus filed by the registrant pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference into the Registration Statement.


ITEM 2.  EXHIBITS.

         1.       Form of Warrant Agreement, including Form of Warrant, filed as
                  Exhibit 4.10 to the Registration Statement.

         2. Certificate of Incorporation of Dura, filed as Exhibit 3.1 to the Registration Statement.

         3. Dura's Common Stock Certificate, filed as Exhibit 4.1 to the Registration Statement.


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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       DURA PHARMACEUTICALS, INC.



Date:  July 28, 2000                   By:  /s/ Cam L. Garner
                                           ------------------------------------
                                            Cam L. Garner,
                                            Chairman and Chief Executive Officer